UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

Helix TCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55722	81-4046024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

5300 DTC Parkway, Suite 300
Greenwood Village, CO 80111

(Address of principal executive offices)

Registrant’s telephone number, including area code (720) 328-5372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, Daniel J. McMahon notified the Board of Directors (the “Board”) of Helix TCS, Inc. (the “Company”) of his resignation as a member of the Board effective immediately. Mr. McMahon’s decision was for personal reasons and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On December 6, 2018, the Board appointed Satyavrat Joshi to the Board to fill the vacancy created by the resignation of Daniel J. McMahon, to hold office until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Joshi will stand for re-election to the Board at the 2019 annual meeting of shareholders.

Mr. Joshi is 35 years old and has no familial relationships with any executive officer or director of the Company. Mr. Joshi holds an undergraduate degree from the University of Virginia. The Board appointed Mr. Joshi at the request of Rose Management Group, LLC (“Rose”) pursuant to Rose’s rights to designate a member of the Board pursuant to that certain Voting Agreement, dated as of May 17, 2017, by and among the Company and those certain holders of the Company’s common stock and persons and entities listed therein.

From March 2018 to the present, Mr. Joshi served as an investment professional at Rose (an investor in the Company). Rose and its affiliates have purchased Company securities as disclosed in the Form 10-K filed March 28, 2018 and as disclosed in the Schedule 13(D) filed June 22, 2018. Mr. Joshi has no beneficial ownership of any of the securities held by Rose Management Group, LLC and its affiliates and does not otherwise beneficially own any Company securities.

From February 2017 to January 2018, Mr. Joshi served as an investment professional with Hillhouse Capital. From November 2014 to February 2017, Mr. Joshi served as an investment professional with Incline Global Management. From May 2009 to December 2013, Mr. Joshi served as an investment professional with Ziff Brothers Investments.

From February 2017 to January 2018, Mr. Joshi served as an investment professional with Hillhouse Capital. From November 2014 to February 2017, Mr. Joshi served as an investment professional with Incline Global Management. From May 2009 to December 2013, Mr. Joshi served as an investment professional with Ziff Brothers Investments.

There have been no transactions in which the Company has participated and in which Mr. Joshi had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K, except as follows:

Mr. Joshi is a party to the Company’s standard director indemnification agreement and the 2017 Omnibus Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX TCS, INC.

Date: December 10, 2018	By:	/s/ Scott Ogur
Scott Ogur Chief Financial Officer

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